UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2007
Planet Technologies, Inc.
(Exact name of registrant as specified in its charter)
California
(State or other jurisdiction of incorporation)

0-26804 (Commission File No.)	33-0502606 (IRS Employer Identification No.)
96 Danbury Road
Ridgefield, Connecticut 06877
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (800) 255-3749
☐   Written communications pursuant to Rule 425 under the Exchange Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On September 3, 2007, Planet Technologies, Inc. (the “Company”) entered into a Stock Purchase Agreement (“SPA”) with Antigen Laboratories, Inc., a Missouri corporation (“Antigen”), and its shareholders, wherein the Company will acquire all of the outstanding common stock shares of Antigen (“Stock Purchase”) (as discussed below).
Pursuant to the SPA, the Company will acquire all of the outstanding common stock shares of Antigen for an aggregate amount of $10,000,000 in cash, plus the payment and forgiveness of certain debts (collectively the “Purchase Price”).
As a result of the Stock Purchase the Company will expand its presence in the allergy market to include allergenic extracts for immunotherapy in addition to its existing allergen avoidance business. Antigen is a manufacturer and marketer of allergenic extracts for immunotherapy, which historically have been administered in controlled doses by subcutaneous injections (SCIT).
The close of the SPA and acquisition of Antigen is contingent upon the Company obtaining financing for the Purchase Price. In addition to the acquisition price, the Company anticipates it will require approximately $10,000,000 for payoff of debts, purchase of a building, transaction-related professional fees, and funding of clinical trials as well as other costs related to the regulatory approval process.
There is is no guarantee the Company will be able to obtain the required financing to close the acquisition and if it does, there is no guarantee the Company will obtain the required financing to fund other anticipated cash flow needs.
Item 8.01. Other Events.
The SPA and resulting acquisition of Antigen is part of the Company’s overall goal to build a specialty pharmaceutical company focused on asthma and allergy. The Company’s strategy to meet this goal is to acquire specialty allergy companies, and implement consolidation and cross merchandising activities within the allergy market.
Short term, the goal immediately following the acquisition of Antigen is to move toward FDA approval of sublingual immunotherapy (SLIT) products for marketing in the U.S. SLIT is the administration of immunotherapy through drops of allergenic extract being placed under the tongue, vs. the traditional SCIT route of administration. In European countries where SLIT has received regulatory approval, it has been reported that the availability of both SCIT and SLIT has greatly expanded the number of patients seeking immunotherapy. The Company believes that an FDA-approved SLIT product also will expand the much larger U.S. market, as allergy-related physicians will have the enhanced option of offering either SCIT or SLIT based immunotherapy for their patients.

Upon the acquisition of Antigen, the Company intends to retain William Thomas Willoughby as President of Antigen. Mr. Willoughby will also become Vice-Chairman of Planet’s Board of Directors.
There is no guarantee the Company’s strategy will be successful. Currently, Antigen has five competitors within the U.S. allergen immunotherapy market namely Greer, Hollister Steir, Allergy Labs, Nelco Laboratories and ALK-Abello. These competitors are larger and have greater resources than the Company.
Item 9.01. Financial Statements and Exhibits.

10.30	Form of Stock Purchase Agreement with Antigen Laboratories, Inc. dated September 3, 2007.

99.1	Press Release dated September 4, 2007.
Forward-Looking Statement
This Form 8-K contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this Form 8-K should be evaluated together with the many uncertainties that affect the Company’s business.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Planet Technologies, Inc.
Dated: September 5, 2007	By:	/s/ Edward Steube
Edward Steube
Chief Executive Officer and President

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